Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Aqua Metals, Inc. on Form S-3 of our report dated March 2, 2017, with respect to our audit of the consolidated financial statements of Aqua Metals, Inc. as of December 31, 2016. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Armanino LLP

San Ramon, California
May 12, 2017